As filed with the Securities and Exchange Commission on June 16, 2026

Registration No. 333-32516
Registration No. 333-106411
Registration No. 333-128445
Registration No. 333-146330
Registration No. 333-153369
Registration No. 333-155668
Registration No. 333-168428
Registration No. 333-170801
Registration No. 333-182899
Registration No. 333-209772
Registration No. 333-229914

Registration No. 333-266545

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________________________________________________________________

POST-EFFECTIVE AMENDMENT TO
FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________________________________________________________________________

Howmet Aerospace Inc.

(Exact name of registrant as specified in its charter)

______________________________________________________________________________________________

Delaware

(State or other jurisdiction of incorporation or organization)

25-0317820

(IRS Employer Identification No.)

201 Isabella Street, Suite 200

Pittsburgh, Pennsylvania 15212-5872

United States of America

(Address of principal executive offices)

______________________________________________________________________________________________

HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN
HOWMET AEROSPACE SALARIED RETIREMENT SAVINGS PLAN

(Full Title of the Plans)

______________________________________________________________________________________________

Jonathan A. Arena

Executive Vice President, Chief Legal and Compliance Officer and Secretary

Howmet Aerospace Inc.

201 Isabella Street, Suite 200

Pittsburgh, Pennsylvania 15212-5872

United States of America

+1 (412) 553-1940

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

______________________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Small reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment to the following Registration Statements on Form S-8, each as amended from time to time (collectively, the “Registration Statements”), by Howmet Aerospace Inc. (formerly known as Arconic Inc. and Alcoa Inc.) (the “Registrant”) is filed to deregister all securities that were previously registered under the Registration Statements but have not been sold or otherwise issued as of the effective date of this Post-Effective Amendment:

•	Registration Statement No. 333-32516 regarding the Alcoa Savings Plan for Bargaining Employees and the Alcoa Savings Plan for Non-Bargaining Employees originally filed with the Securities and Exchange Commission (“SEC”) on March 15, 2000

•	Registration Statement No. 333-106411 regarding the Alcoa Savings Plan for Bargaining Employees and the Alcoa Savings Plan for Non-Bargaining Employees originally filed with the SEC on June 24, 2003

•	Registration Statement No. 333-128445 regarding the Alcoa Savings Plan for Bargaining Employees, the Alcoa Savings Plan for Non-Bargaining Employees, and the Alcoa Savings Plan for Subsidiary and Affiliate Employees originally filed with the SEC on September 20, 2005

•	Registration Statement No. 333-146330 regarding the Alcoa Savings Plan for Bargaining Employees, the Alcoa Savings Plan for Non-Bargaining Employees, and the Alcoa Savings Plan for Subsidiary and Affiliate Employees originally filed with the SEC on September 26, 2007

•	Registration Statement No. 333-153369 regarding the Alcoa Savings Plan for Bargaining Employees, the Alcoa Savings Plan for Non-Bargaining Employees, and the Alcoa Savings Plan for Subsidiary and Affiliate Employees originally filed with the SEC on September 8, 2008

•	Registration Statement No. 333-155668 regarding the Alcoa Savings Plan for Bargaining Employees, the Alcoa Savings Plan for Non-Bargaining Employees, and the Alcoa Savings Plan for Subsidiary and Affiliate Employees originally filed with the SEC on November 25, 2008

•	Registration Statement No. 333-168428 regarding the Alcoa Savings Plan for Bargaining Employees, the Alcoa Savings Plan for Non-Bargaining Employees, and the Alcoa Savings Plan for Subsidiary and Affiliate Employees originally filed with the SEC on July 30, 2010

•	Registration Statement No. 333-170801 regarding the Alcoa Retirement Savings Plan for Fastener Systems and Commercial Windows Employees and the Alcoa Retirement Savings Plan for Mill Products Employees originally filed with the SEC on November 23, 2010

•	Registration Statement No. 333-182899 regarding the Alcoa Retirement Savings Plan for Salaried Employees, the Alcoa Retirement Savings Plan for Bargaining Employees, and the Alcoa Retirement Savings Plan for Fastener Systems Employees Plan originally filed with the SEC on July 27, 2012

•	Registration Statement No. 333-209772 regarding the Alcoa Retirement Savings Plan for Salaried Employees, the Alcoa Retirement Savings Plan for Bargaining Employees, the Alcoa Retirement Savings Plan for Hourly Non-Bargaining Employees, and the Alcoa Retirement Savings Plan for Fastener Systems Employees originally filed with the SEC on February 26, 2016

•	Registration Statement No. 333-229914 regarding the Arconic Bargaining Retirement Savings Plan, the Arconic Salaried Retirement Savings Plan, the Arconic Hourly Non-Bargaining Retirement Savings Plan, Arconic Fastener Systems and Rings Retirement Savings Plan, and the Arconic Retirement Savings Plan for ATEP Bargaining Employees originally filed with the SEC on February 27, 2019

•	Registration Statement No. 333-266545 regarding the Howmet Aerospace Inc. Hourly Retirement Savings Plan and the Howmet Aerospace Inc. Salaried Retirement Savings Plan filed with the SEC on August 4, 2022

This Post-Effective Amendment constitutes Post-Effective Amendment No. 13 to Registration Statement Nos. 333-32516 and 333-106411; Post-Effective Amendment No. 8 to Registration Statement Nos. 333-128445, 333-146330, 333-153369, 333-155668 and 333-168428; Post-Effective Amendment No. 7 to Registration Statement Nos. 333-170801, 333-182899, and 333-209772; Post-Effective Amendment No. 3 to Registration Statement No. 333-229914; and Post-Effective Amendment No. 1 to Registration Statement No. 333-266545.

Effective December 27, 2024, the Registrant amended the Howmet Aerospace Hourly Retirement Savings Plan and the Howmet Aerospace Salaried Retirement Savings Plan (collectively, the “Plans”) to “freeze” any further investments in the unitized stock fund comprised of the Registrant’s securities and offered under the Plans. Any Registrant securities held in participant accounts in the Plans were sold and removed from the Plans on or before December 31, 2025. As a result, the Registrant has terminated any and all offerings of Registrant’s securities pursuant to the Registration Statements.

In accordance with the undertakings made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of this Post-Effective Amendment, any and all securities registered under the Registration Statements that remain unsold as of the effective date of this Post-Effective Amendment.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Howmet Aerospace Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on June 16, 2026.

HOWMET AEROSPACE INC.

By:	/s/ Barbara L. Shultz
Barbara L. Shultz
Vice President and Controller

No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.